UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-55616

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure.

On August 13, 2018, Strategic Storage Growth Trust, Inc. (the “Company”) issued a letter to its stockholders regarding the suspension of the Company’s distribution reinvestment plan (the “DRP”) and the Company’s share redemption program (the “SRP”). A copy of the letter to stockholders is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01.Other Events.

In connection with the review of strategic alternatives by a special committee established by the Company’s board of directors (the “Board”) comprised solely of the Company’s independent directors, on August 10, 2018, the Board approved the suspension of the Company’s DRP and SRP. Under the DRP, the Board may amend, suspend or terminate the DRP for any reason upon 10 days’ written notice to the participants of the DRP and under the SRP, the Board may amend, suspend or terminate the SRP with 30 days’ notice to the Company’s stockholders. This current report on Form 8-K serves as such required notices and therefore the suspension of the DRP will be effective on August 23, 2018 and the suspension of the SRP will be effective on September 12, 2018.

Consistent with the terms of the DRP, distributions declared by the Board for the month of July 2018, which will be paid on or about August 15, 2018, will not be affected by this suspension. However, beginning with the distributions declared by the Board for the month of August 2018, which are payable in September 2018, and continuing until such time as the Board may approve the resumption of the DRP, if ever, all distributions declared by the Board will be paid to the Company’s stockholders in cash.

Consistent with the terms of the SRP, all redemption requests received, and not withdrawn, on or prior to the last day of the applicable quarter are processed on the last business day of the month following the end of the quarter in which the redemption requests were received. Accordingly, redemption requests received during the second quarter of 2018 were processed on July 31, 2018, and redemption requests received during the third quarter of 2018 ordinarily would have needed to be received on or prior to September 30, 2018 and would have been processed on October 31, 2018. However, the effective date of the aforementioned suspension of the SRP will occur prior to September 30, 2018. Accordingly, any redemption requests received during the third quarter of 2018, or any future quarter, including any redemption requests received to date, will not be processed until such time as the Board may approve the resumption of the SRP, if ever.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.1	Letter to Stockholders

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, Inc.
Date: August 13, 2018	By:	/s/ /s/ Michael O. Terjung
Michael O. Terjung
Chief Financial Officer and Treasurer